SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 30, 2003

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

    Texas                           0-19797                      74-1989366
  (State of                     (Commission File              (IRS employment
incorporation)                      Number)                  identification no.)

                              601 North Lamar, #300
                               Austin, Texas 78703
                    (Address of principal executive offices)

Registrant's telephone number, including area code 512-477-4455

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Item 7. Financial Statements and Exhibits.

(c) Exhibits.

      Exhibit  99.1-- Whole Foods Market,  Inc.  press  release,  dated July 30,
      2003.

Item 9. Regulation FD Disclosure. (Information furnished pursuant to Item 12. Results of Operations and Financial Condition)

The following information is furnished pursuant to Item 9 ("Regulation FD Disclosure") and Item 12 ("Disclosure of Results of Operations and Financial Condition"). In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Items 9 and 12 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

      On July 30, 2003, the Company issued a press release regarding its results of operations for its third quarter for fiscal 2003. A copy of the press release is furnished herewith as Exhibit 99.1.

      In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding adjusted net income, adjusted diluted earnings per share, and EVA in the press release as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company and for budget planning purposes.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WHOLE FOODS MARKET, INC.

Date July 30, 2003                              By: /s/ Glenda Flanagan
                                                    -----------------------
                                                    Glenda Flanagan,
                                                    Executive Vice President and
                                                    Chief Financial Officer